UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		April 18, 2016

JAREX SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-202234	30-0845224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Puces iela 47 dz. 40, Riga Latvia	LV-1082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	371-2810-2618

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On April 18, 2016, Jaroslavna Tomas entered into a stock purchase agreement with Microenergy Asia Pacific Limited wherein Jaroslavna Tomas agreed to sell all of the 6,000,000 shares of common stock of our company held by her in consideration for the aggregate purchase price of US$50,000.  The sale of the shares represents a change of control of our company.
On April 18, 2016, our board of directors received and accepted the resignation of Jaroslavna Tomsa as our president, secretary, chief executive officer, chief financial officer, treasurer and director.
The resignation did not result from any disagreements with our company regarding our operations, policies, practices or otherwise.
On April 18, 2016, we appointed Ka Sing Edmund Yeung as our president, secretary, chief financial officer, treasurer and director.  In addition, we appointed Anthony Williams as our chief executive officer.
Ka Sing Edmund Yeung– President, CFO, Secretary, Treasurer and Director, age 46
Mr. Ka Shing Edmund Yeung, the President, Chief Financial Officer and Director of the Company, is currently the project fund manager in the Hong Kong division of Agriculture Fund of China, a private equity fund specializing in Chinese agricultural industry. Mr. Yeung also acts as the executive general partner of Wisdom Strategies Private Equity which he founded in 2012.  From from January of 2015 to the present Mr. Yeung has also been the Chief Financial Officer, Treasurer, Secretary and Director of Magicstem Group Corp., a Nevada company quoted on OTCQB. Furthermore Mr. Yeung has been the chief executive officer of JE Bullion Investment Limited since 2009; and a business consultant for Sky Legend Consulting Limited since 2010. In the period from 2012 to 2013, he was the project director of Royal Partners International Group, a Hong Kong private equity fund.
Our company believes that Mr. Yeung's professional background experience give him the qualifications and skills necessary to serve as a director and officer of our company.
Anthony Williams–Chief Executive Officer, age 59
Since October 2010 till now, Mr. Williams is one of the 2 shareholders of AW Consultancy Limited, which is a boutique consultancy firm specialized in providing specialist management consulting services in the sustainable business, business development, project development and business repositioning fields. From December 2009 to March 2012, he was senior vice president of MBI Group Limited specializing in sustainable energy, hospitality, leisure projects. Mr. Williams is the holder of a professional qualification in Marine Engineering and studied at Hull Marine and Technical College, South Shields Marine & Technical College / Warsash Martime College, United Kingdom 'between 1974 and 1985. He also served as an officer in the Royal Naval Reserves from 1978 until 1994 specializing in Marine Engineering and Naval Control of Shipping.
Our company believes that Mr. Williams' professional background experience give him the qualifications and skills necessary to serve as an officer of our company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAREX SOLUTIONS CORP.

/s/ Ka Sing Edmund Yeung
Ka Sing Edmund Yeung
President and Director

Date	April 21, 2016